Exhibit 4.1

                                                                  Execution Copy

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                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                                  by and among

                             NBC ACQUISITION CORP.,

                           HWH CAPITAL PARTNERS, L.P.,

                         HWH CORNHUSKER PARTNERS, L.P.,

                       WESTON PRESIDIO CAPITAL III, L.P.,

                        WESTON PRESIDIO CAPITAL IV, L.P.,

                          WPC ENTREPRENEUR FUND, L.P.,

                         WPC ENTREPRENEUR FUND II, L.P.,

                                       and

                       THE OTHER STOCKHOLDERS PARTY HERETO







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                                  July 1, 2003

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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I Restrictions on Transfer.............................................2
        1.01   Restrictions on Transfer of Shares..............................2
        1.02   Transfers During Initial Three Years............................2
        1.03   Transfers After Initial Three Years.............................2
        1.04   Management Stockholders.........................................2
        1.05   Transfers in Compliance with Law; Substitution of Transferee....3

ARTICLE II Tag-Along Right.....................................................3
        2.01   Offer...........................................................3
        2.02   Notice..........................................................3
        2.03   Rights of Other Stockholders....................................4
        2.04   Exercise of Rights by Other Stockholders........................4
        2.05   Sale to Third Party Offeror.....................................4
        2.06   Non-Application.................................................4

ARTICLE III Drag-Along RightS..................................................4
        3.01   Drag-Along Right................................................4
        3.02   Drag-Along Procedure............................................6
        3.03   Drag-Along Notice...............................................6
        3.04   Mechanics of Sale...............................................7
        3.05   Waiver of Appraisal Rights......................................7
        3.06   Voting Agreement; Proxy.........................................7
        3.07   Non-Application.................................................7

ARTICLE IV PREEMPTIVE RIGHTS...................................................8
        4.01   General.........................................................8

ARTICLE V Directors; INFORMATION RIGHTS........................................8
        5.01   Size of the Board...............................................8
        5.02   Composition of the Board; Board Committees......................8
        5.03   Election and Removal of Directors...............................9
        5.04   Decisions of the Board of Directors............................10
        5.05   Consent Rights.................................................10
        5.06   Information Rights.............................................12
        5.07   Notice of Offer................................................13

ARTICLE VI Stock Certificate Legend...........................................13
        6.01   General........................................................13

ARTICLE VII DEFINITIONS.......................................................14
        7.01   Certain Definitions............................................14
        7.02   Other Defined Terms............................................16
        7.03   HWH/Buyers.....................................................17

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ARTICLE VIII Miscellaneous....................................................17
        8.01   Termination....................................................17
        8.02   Confidentiality................................................18
        8.03   By-law Amendments..............................................18
        8.04   Notices........................................................18
        8.05   Assignment.....................................................20
        8.06   No Third Party Beneficiaries...................................20
        8.07   Severability...................................................20
        8.08   Amendment and Waiver...........................................20
        8.09   Usage..........................................................21
        8.10   Articles and Sections..........................................21
        8.11   No Strict Construction.........................................21
        8.12   Governing Law..................................................21
        8.13   Consent to Jurisdiction and Service of Process.................21
        8.14   Waiver of Jury.................................................22
        8.15   Specific Performance...........................................22
        8.16   Complete Agreement.............................................22
        8.17   Counterparts...................................................22

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                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

               THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made as of July 1, 2003 (this "Agreement"), by and among HWH Capital Partners, L.P., a Delaware limited partnership ("HWH Capital"), HWH Cornhusker Partners, L.P., a Delaware limited partnership ("HWH Cornhusker" and, together with HWH Capital, "HWH"), Weston Presidio Capital III, L.P., a Delaware limited partnership ("Buyer 1"), Weston Presidio Capital IV, L.P., a Delaware limited partnership ("Buyer 2"), WPC Entrepreneur Fund, L.P., a Delaware limited partnership ("Buyer 3") and WPC Entrepreneur Fund II, L.P., a Delaware limited partnership ("Buyer 4"), MSD Ventures, L.P., a Delaware limited partnership (the "MSD Stockholder"), each other party who executed the Original Stockholders Agreement (as defined below) as a Management Stockholder and whose name is set forth on Schedule A hereto (collectively, the "Management Stockholders," and each individually, a "Management Stockholder") and NBC Acquisition Corp., a Delaware corporation (the "Company"). Buyer 1, Buyer 2, Buyer 3 and Buyer 4 are collectively referred to herein as the "Buyers," and each, a "Buyer." Unless otherwise provided herein, capitalized terms used herein are defined in Article VII below.

                                R E C I T A L S:

               A. Concurrently with the execution of the Stock Purchase Agreement, dated as of July 11, 2002 (the "Stock Purchase Agreement"), among HWH, certain of the Management Stockholders and the Buyers, pursuant to which HWH and certain of the Management Stockholders sold to the Buyers an aggregate of 416,912 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, the Company entered into a Stockholders Agreement, dated as of July 11, 2002 (the "Original Stockholders Agreement");

               B. Pursuant to the terms of the Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), among TheCampusHub.com, Inc. ("CHUB"), Nebraska Book Company, Inc. ("NBC") and the Company, CHUB will merge with and into NBC, and NBC will be the surviving entity (the "Merger"), and the stockholders of CHUB, including the MSD Stockholder, will receive shares of Common Stock in connection with the Merger;

               C. In order to induce the MSD Stockholder to enter into the Merger Agreement, the Company, HWH and the Buyers desire to amend and restate the Stockholders Agreement;

               D. The Management Stockholders are parties to the Original Stockholders Agreement;

               E. Section 8.08 of the Original Stockholders Agreement provides that the Original Stockholders Agreement may be amended only in writing signed by each of HWH, the Buyers and the Company; and


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               F. HWH, the Buyers and the Company desire to supersede and restate in its entirety the Original Stockholders Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                            RESTRICTIONS ON TRANSFER

               1.01 Restrictions on Transfer of Shares. No Stockholder, MSD Stockholder or Management Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "Transfer") any of its Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement. Any attempt to Transfer any Shares or any rights hereunder in violation of the preceding sentence shall be null and void ab initio.

               1.02 Transfers During Initial Three Years. From August 2, 2002 (the "Closing Date") until the third anniversary thereof, and subject to the last sentence of this Section 1.02, HWH (acting jointly) and the Buyers (acting jointly), may each Transfer all, but not less than all, of their respective Shares to a single third party (or a group of related third parties) in a single transaction only with the prior written consent of the non-transferring Stockholders, which consent shall not be unreasonably withheld; except that any such consent may be withheld in the sole discretion of the non-transferring Stockholders if such Transfer would result in the triggering of any "change of control" provisions under any Indenture or any other material debt instrument to which the Company or any Subsidiary is a party or by which it is bound. If HWH is the transferring Stockholder, HWH shall also have the rights set forth in
Article III and any exercise of the Drag-Along Right (as defined below) thereunder shall not require any consent of the other Stockholders under this
Section 1.02, and the Buyers shall have the rights set forth in Article II.

               1.03 Transfers After Initial Three Years. At any time after the third anniversary of the Closing Date, (i) any Stockholder may Transfer all or a portion of its Shares to a third party or to any Affiliate of such Stockholder (subject to the Tag-Along Right set forth in Article II) and (ii) the MSD Stockholder may Transfer all or a portion of its Shares to a third party or to any Affiliate of the MSD Stockholder; provided, that the prior written consent of the Company to the sale of any Shares that constitute less than 50% of all of the issued and outstanding shares of Common Stock (on a fully diluted, as converted basis) shall be required if the proposed purchaser is a Competitor.

              1.04 Management Stockholders. A Management Stockholder may Transfer all or any portion of his Shares upon his death, to his heirs or legal representatives, provided, that any such permitted transferees agree in writing to be bound hereby, as "Management Stockholders," as if they were an original party hereto.

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              1.05 Transfers in Compliance with Law; Substitution of Transferee.

               (a) Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to Section 1.02 or 1.03 unless the Transfer complies in all respects with (i) the applicable provisions of this Agreement and (ii) applicable federal and state securities laws, including the Securities Act. If reasonably requested by the Company, an opinion of counsel to such transferring Stockholder, MSD Stockholder or Management Stockholder shall be supplied to the Company at such Stockholder's, MSD Stockholder's or Management Stockholder's expense, as the case may be, to the effect that such Transfer complies with the applicable federal and state securities laws.

               (b) Notwithstanding any other provision of this Agreement, no Transfer may be made unless the transferee has agreed in writing with HWH and the Buyers, in form and substance reasonably satisfactory to HWH and the Buyers, to be bound by the terms and conditions of (i) this Agreement and (ii) if such Transfer is effected pursuant to Section 1.02 or 1.04, the Buy/Sell Agreement. Upon becoming a party to this Agreement, the transferee of a Stockholder, MSD Stockholder or Management Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Stockholder, MSD Stockholder or Management Stockholder under this Agreement and, if such Transfer is effected pursuant to Section 1.02 or 1.04, the Buy/Sell Agreement with respect to the Shares transferred to such transferee.

                                   ARTICLE II

                                 TAG-ALONG RIGHT

               2.01 Offer. If, at any time during the term hereof, any Stockholder has received an offer from a third party (the "Third Party Offeror") to buy for cash, securities or any combination thereof (for purposes of this Article II, a "Third Party Offer") all or a portion of its Shares (such Shares shall be referred to as the "Selling Stockholder's Offered Shares"), and such Stockholder (for the purpose of this Article II, the "Selling Stockholder") desires to accept the Third Party Offer, the non-Selling Stockholders, the MSD Stockholder and Management Stockholders shall have the right to participate pro rata in any sale of the Selling Stockholder's Offered Shares (the "Tag-Along Right") to the Third Party Offeror, in accordance with the procedures set forth in this Article II. Such Tag-Along Right shall be upon the same terms and conditions as the Third Party Offer.

               2.02 Notice. The Selling Stockholder shall send written notice of the Tag-Along Right (the "Tag-Along Notice") to each of the other Stockholders, the MSD Stockholder and Management Stockholders, which notice shall state the number of Shares included in the Selling Stockholder's Offered Shares, the proposed purchase price per share and the nature of consideration (whether cash, securities or a combination thereof). The Tag-Along Notice shall also state all of the material terms and conditions of the Third Party Offer and the name of the Third Party Offeror and shall include a copy of all writings between the Third Party Offeror and the Selling Stockholder necessary to establish the terms of the Third Party Offer.

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               2.03 Rights of Other Stockholders. Each Stockholder, MSD
Stockholder and Management Stockholder (other than the Selling Stockholder) shall have the right to (i) sell, upon the terms set forth in the Third Party Offer, that number of Shares determined by multiplying the total number of Selling Stockholder's Offered Shares by a fraction, the numerator of which shall be the total number of Shares held by such Stockholder, MSD Stockholder or Management Stockholder and the denominator of which shall be the total number of issued and outstanding shares of Common Stock, or (ii) reject the Tag-Along Right.

               2.04 Exercise of Rights by Other Stockholders. The rights of each of the other Stockholders, the MSD Stockholder and Management Stockholders under
Section 2.03 shall be exercisable by written notice to the Selling Stockholder, with a copy to the Company, given within 15 days after receipt of the Tag-Along Notice (the "Notice Period"). If any other Stockholder, MSD Stockholder or Management Stockholder fails to respond to the Selling Stockholder within the Notice Period, such failure shall be regarded as a rejection of the Tag-Along Right.

               2.05 Sale to Third Party Offeror. Each Stockholder, MSD Stockholder and Management Stockholder who accepts the Tag-Along Right may sell its pro rata number of Shares (as determined under Section 2.03) and the Selling Stockholder may sell a number of Shares equal to the Selling Stockholder's Offered Shares, less the aggregate number of Shares to be sold by the other Stockholders, the MSD Stockholder and Management Stockholders exercising their Tag-Along Right, to the Third Party Offeror on the terms and conditions of the Third Party Offer.

               2.06 Non-Application. The provisions of this Article II shall not apply in connection with or as part of a registered public offering of any securities of the Company in which any Stockholder, MSD Stockholder or Management Stockholder participates pursuant to the Registration Rights Agreement, or otherwise, or any Transfer of Shares pursuant to Rule 144 promulgated under the Securities Act.

                                  ARTICLE III

                                DRAG-ALONG RIGHTS

               3.01 Drag-Along Right.

               (a) Initial Three-Year Period. If, at any time from the Closing Date until the third anniversary thereof, HWH or the Company receives an offer from a third party (which is not an Affiliate of HWH) on an arm's length basis to purchase all of the issued and outstanding capital stock, or all or substantially all of the assets, of the Company (i) at a price that would result in gross proceeds per Share (excluding any contingent, earnout or similar payment, but including any proceeds (up to 15% of the aggregate gross proceeds


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payable to the Buyers) that may be required to be held in escrow) to the Buyers that represent the greater of (1) a premium of at least 20% over the per Share purchase price that would apply if the Remaining Stockholder Put (as defined in the Buy/Sell Agreement) were to be exercised, as determined in accordance with
Section 1.04 of the Buy/Sell Agreement, as if a Buy/Sell Initiation Notice (as defined in the Buy/Sell Agreement) had been given on the date that HWH or the Company receives the offer from the third party, and (2) the sum of (x) the original purchase price per Share paid by the Buyers on the Closing Date, and
(y) an amount constituting an internal rate of return of at least 10% of the original purchase price per Share paid by the Buyers on the Closing Date, compounded annually from the Closing Date, and (ii) for consideration consisting of cash and/or immediately freely tradable securities of a publicly traded company with a market capitalization of at least $1,000,000,000 (the items in clauses (i) and (ii), collectively referred to as the "Qualifying Consideration"), then HWH may transfer all, but not less than all, of its Shares to such third party and shall have the right to require the MSD Stockholder, the Management Stockholders and the other Stockholders to sell all of their Shares on the same terms and conditions and for the same consideration per Share; provided, however, that following notice by HWH of its intention to exercise its rights pursuant to this Section 3.01(a), the Buyers (or their permitted transferees under Section 1.02) shall first have the opportunity to exercise and perfect their rights under the Buy/Sell Agreement and, upon such exercise, HWH, the MSD Stockholder and the Management Stockholders shall be required to exercise the Remaining Stockholder Put, unless HWH revokes its intention to exercise its Drag-Along Right pursuant to this Section 3.01(a) (which revocation may be made by HWH at any time prior to the closing of the Remaining Stockholder
Put). If HWH does so revoke its intention to exercise its Drag-Along Right, within five days following notice from HWH of such revocation, the Buyers shall have the right to revoke the Buy/Sell Initiation Notice. If HWH does not revoke its intention to exercise its Drag-Along Right in any such instance, and the Buyers have exercised their rights under the Buy/Sell Agreement, then HWH's Drag-Along Right in connection with such transaction shall be subject to the rights and obligations applicable to the exercise of the Remaining Stockholder Put. For purposes of this Section 3.01(a) "immediately freely tradable securities" means securities that are eligible for sale immediately under the Securities Act of 1933, as amended, without volume or other limitations imposed by Rule 144 or 145 thereunder, and have been listed on any national securities exchange or other market place on which other securities of such class are then listed or otherwise eligible for trading.

               (b) After Initial Three-Year Period. If, at any time after the third anniversary of the Closing Date, HWH continues to own a majority of the issued and outstanding shares of Common Stock and HWH desires to sell at least a majority of its Shares in one transaction or a series of related transactions (including a merger or consolidation) to a third party (which is not an Affiliate of HWH) on an arm's length basis for Qualifying Consideration at a price that would result in gross proceeds per Share (excluding any contingent, earnout or similar payment, but including any proceeds (up to 15% of the aggregate gross proceeds payable to the Buyers) that may be required to be held in escrow) to the Buyers that represent the sum of (x) the original purchase price per Share paid by the Buyers on the Closing Date, and (y) an amount constituting an internal rate of return of at least 10% of the original purchase price per Share paid by the Buyers on the Closing Date, compounded annually from the Closing Date, then HWH shall have the right to require the MSD Stockholder,


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the Management Stockholders and the other Stockholders to sell to such third party the same pro rata amount of their respective Shares as is being sold by HWH on the same terms and conditions and for the same consideration per Share, in accordance with clause (ii) of Section 3.02; provided, that as a condition to the exercise of the Drag-Along Right during the period after the third anniversary of the Closing Date, HWH shall have obtained, at the expense of the Company, an opinion from a nationally-recognized investment bank mutually acceptable to HWH and the Buyers, in the exercise of their reasonable discretion, that the terms and conditions of the transaction (including the amount and form of consideration) with respect to which HWH seeks to exercise its Drag-Along Right are fair to the Stockholders, the MSD Stockholder and the Management Stockholders from a financial point of view.

               (c) No Alteration; Consistent Terms. Notwithstanding anything to the contrary in this Agreement, in no event shall any transaction consummated pursuant to the Drag-Along Right provided pursuant to Section 3.01 be consummated upon terms and conditions that are (x) in conflict with the rights of the parties under this Agreement or the Buy/Sell Agreement, or (y) on terms that are more onerous to the Dragged-Along Sellers than to HWH; provided, that any transaction in which the Dragged-Along Sellers are required to bear more than their pro rata share of any expenses of such transaction, or assume escrow or indemnification obligations that are disproportionate to their pro rata share of any consideration issued in such transaction, shall be deemed to be per se more onerous. The parties acknowledge and agree that the assumption of any escrow or indemnification obligations in connection with the consummation of a Drag-Along Right shall in no event be deemed to be in conflict with the rights of the parties under this Agreement.

               3.02 Drag-Along Procedure. If HWH desires to exercise its rights pursuant to either Section 3.01(a) or 3.01(b) (the "Drag-Along Right"), HWH shall send written notice (the "Drag-Along Notice") to the Company, the MSD Stockholder, the Management Stockholders and the other Stockholders (the "Dragged-Along Sellers") notifying them that (i) in the case of Section 3.01(a), they will be required to sell all (but not less than all) of their Shares in such sale, or (ii) in the case of Section 3.01(b), they will be required to sell that number of their Shares (but not less than such number of their Shares) that is equal to the product of (x) the number of Shares held by such Dragged-Along Seller and (y) a fraction, the numerator of which is the number of Shares proposed to be sold by HWH, and the denominator of which is the total number of Shares owned by HWH (such number of Shares to be subject to the Drag-Along Right, the "Drag-Along Amount").

               3.03 Drag-Along Notice. The Drag-Along Notice shall set forth (a) the name and address of the transferee and (b) a copy of the written proposal pursuant to which the transfer will be effected, containing all of the material terms and conditions thereof, including (i) the number of Shares proposed to be transferred by HWH, (ii) the percentage of the Shares being sold by HWH vis-a-vis all the Shares owned by HWH in the case of a transfer under Section 3.01(b), (iii) the price per Share to be paid, (iv) the terms and conditions of payment offered by the transferee, (v) whether HWH has determined to exercise


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the Drag-Along Right, (vi) if HWH has determined to exercise the Drag-Along
Right, that the transferee has been informed of the Drag-Along Right provided for in this Article III and has agreed to purchase the applicable Drag-Along Amount of each Dragged-Along Seller in accordance with the terms hereof, and
(vii) the date and location of and procedures for selling the Shares to the transferee.

               3.04 Mechanics of Sale. Upon receipt of a Drag-Along Notice, each Dragged-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares or its Drag-Along Amount, as the case may be, in the transaction (including a sale or merger) as contemplated by the Drag-Along Notice on the same terms and conditions as HWH and (ii) otherwise take all reasonably necessary action to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. Each Dragged-Along Seller further agrees to take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by HWH.

               3.05 Waiver of Appraisal Rights. Each Stockholder, MSD Stockholder and Management Stockholder hereby agrees not to demand, and hereby waives, any and all rights to obtain payment of the fair value of its Shares pursuant to Section 262 of the Delaware General Corporation Law or otherwise arising in connection with the consummation of any merger (each, a "Required Merger") in connection with which HWH has exercised its Drag-Along Rights, or in connection with the exercise of the Remaining Stockholder Put, and the approval, execution and delivery of any merger agreement in connection with any such transaction.

               3.06 Voting Agreement; Proxy. Each Stockholder, MSD Stockholder and Management Stockholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of the Company, however called, or any adjournment thereof, or by written consent, such Stockholder, MSD Stockholder or Management Stockholder shall be present (in person or by proxy) and vote (or cause to be voted), or execute a written consent in respect of, all of its Shares (i) in favor of ratification or approval of any merger agreement to be entered into in connection with a Required Merger, and the consummation of any Required Merger, and (ii) against any action or agreement that would be in any way inconsistent or in conflict with any Required Merger. Each Stockholder (other than the Buyers), MSD Stockholder and Management Stockholder hereby appoints HWH as such Stockholder's, MSD Stockholder's or Management Stockholder's attorney and proxy with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares of such Stockholder, MSD Stockholder or Management Stockholder, solely on the matters and in the manner specified in this Section 3.06.

               3.07 Non-Application. The provisions of this Article III shall not apply in connection with or as part of a registered public offering of any securities of the Company in which any Stockholder, MSD Stockholder or Management Stockholder participates pursuant to the Registration Rights Agreement, or otherwise, or any Transfer of Shares pursuant to Rule 144 promulgated under the Securities Act.

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                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

               4.01 General. The Company shall not issue any shares of Common Stock or any Equity Securities ("Offered Shares") to any Person (other than shares of Common Stock or any Equity Securities issued pursuant to (a) options or shares of Common Stock issued upon the exercise of any stock options granted under the Option Plans, (b) any stock split, stock dividend or other similar stock recapitalization that affects all holders of shares of Common Stock equivalently, (c) any shares of Common Stock or any Equity Securities issued upon the exercise, conversion or exchange of any Equity Securities in accordance with the terms thereof or (d) an acquisition, approved by the Board of Directors, by the Company of another Person; provided, that raising equity capital is not a significant purpose of the issuance and the prior written consent of the Buyers shall have been obtained pursuant to Section 5.05(a)(i) hereto, if applicable), unless the Company has offered in writing to the Stockholders and the MSD Stockholder (the "Preemptive Notice") the right to purchase, at the same price and on the same terms as the Offered Shares, a portion of the Offered Shares equal to the product of (i) the total number of Offered Shares and (ii) a fraction, the numerator of which is the number of Shares owned by such Stockholder or the MSD Stockholder, as the case may be, and the denominator of which is the total number of issued and outstanding shares of Common Stock (the "Preemptive Right"). If the Offered Shares are being issued in connection with the issuance of any other securities or the incurrence of any debt by the Company ("Other Securities or Debt"), each Stockholder and the MSD Stockholder, as the case may be, shall be required to purchase its proportionate share of such Other Securities or Debt in order to exercise its Preemptive Right. Each Stockholder and the MSD Stockholder shall have the right to accept the offer for all or a portion of its portion of the Offered Shares as calculated in accordance with this Article IV by written notice to the Company within 15 days of receipt by such Stockholder or the MSD Stockholder of the Preemptive Notice.

               4.02 Acknowledgement. The Stockholders hereby acknowledge that the Preemptive Right shall not apply with respect to the issuance of Common Stock in connection with the Merger, as defined in that certain Agreement and Plan of Merger, by and among TheCampusHub.com, Inc., a Delaware corporation, the Principal Subsidiary and the Company, dated as of July 1, 2003.

                                   ARTICLE V

                          DIRECTORS; INFORMATION RIGHTS

               5.01 Size of the Board. As of the Closing Date, and until amended in accordance with applicable law and the certificate of incorporation and by-laws of the Company, the number of directors constituting the entire board of directors of the Company (the "Board") shall be seven, subject to Sections 5.02(b), (c) and (d).

               5.02 Composition of the Board; Board Committees.

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               (a) As of the Closing Date and, except as provided in Sections
5.02(b) and 5.02(c), thereafter during the term of this Agreement, the Board shall consist of the following individuals:

                              (i) if and for so long as HWH collectively owns at
               least 45% of the issued and outstanding Shares, HWH shall nominate four directors;

                              (ii) if and for so long as the Buyers  own, in the
               aggregate, at least 25% of the issued and outstanding Shares, the Buyers shall jointly nominate two directors; and

                              (iii) the chief executive officer of the Company.

               (b) If and for so long as the Buyers own, in the aggregate, 16% or more, but less than 25%, of the issued and outstanding Shares, the Buyers shall have the right jointly to nominate one director only. If the Buyers own, in the aggregate, less than 16% of the issued and outstanding Shares, the Buyers shall not have the right to nominate any directors.

               (c) If and for so long as HWH owns 35% or more, but less than 45%, of the issued and outstanding Shares, HWH shall have the right to nominate three directors. If and for so long as HWH owns 25% or more, but less than 35%, of the issued and outstanding Shares, HWH shall have the right to nominate two directors. If and for so long as HWH owns 16% or more, but less than 25%, of the issued and outstanding Shares, HWH shall have the right to nominate one director only. If HWH owns less than 16% of the issued and outstanding Shares, HWH shall not have the right to nominate any directors.

               (d) The Stockholders, the MSD Stockholder and the Management Stockholders agree to take all such actions as may be necessary or appropriate to reduce the number of directors constituting the entire Board to implement the provisions of Sections 5.02(b) and 5.02(c).

               (e) The Stockholders agree that any committee of the Board shall be comprised of such number of directors nominated by HWH and the Buyers, respectively, as is approximately proportionate to the number of directors that HWH and the Buyers have the right to nominate to the entire Board.

               5.03 Election and Removal of Directors.

               (a) Election of Directors. By written notice to the other Stockholders, the MSD Stockholder and the Management Stockholders, prior to or at the Company's annual stockholders' meeting, or any other meeting at which directors of the Company are to be elected, HWH and the Buyers shall designate nominees to the Board in accordance with their rights pursuant to Section 5.02. At the annual stockholders' meeting, each Stockholder, MSD Stockholder and Management Stockholder shall take all necessary or desirable action, including the voting of its Shares, to elect the directors nominated by HWH and the Buyers, and to elect the chief executive officer of the Company as a director.

               (b) Removal of Directors. If at any time HWH or the Buyers notify the other of their wish to remove at any time and for any reason (or no reason) any of the directors nominated by such Stockholders, then the Stockholders, the MSD Stockholder and Management Stockholders shall vote all of their Shares so as to remove such director and to replace such director with a nominee of the relevant Stockholders, or, if applicable, shall cause their nominees on the Board to vote in favor of the removal of such director and the appointment of his replacement.

               5.04 Decisions of the Board of Directors. Subject to Section 5.05, all matters and decisions requiring action by the Board shall be taken by a simple majority vote of the entire Board.

               5.05 Consent Rights.

               (a) Subject to Section 5.05(b), the following actions shall not be taken by the Company or any Subsidiary without the prior written consent of the Buyers:

                              (i) any acquisition or disposition of assets (including the acquisition of shares of capital stock of another Person, whether by merger, stock purchase or otherwise) other than in the ordinary course of business or involving an amount of consideration in excess of $15,000,000 in any single instance (including any series of related transactions);

                              (ii) the incurrence of any additional debt obligations by the Company or any Subsidiary other than in the ordinary course of business or in excess of $15,000,000 in any single instance (including any series of related transactions) or in excess of $50,000,000 in the aggregate;

                              (iii) the discharge of the chief executive officer, the chief operating officer or the chief financial officer of the Company other than for cause (as determined by a majority of the entire Board), and the hiring of any replacement thereof;

                              (iv)  changing  the  principal   business  of  the
               Company;

                              (v) any amendment or modification of the certificate of incorporation or by-laws of the Company that materially and adversely affects the rights of the Buyers set forth in this Agreement, the Stock Purchase Agreement, the Buy/Sell Agreement or the Registration Rights Agreement, or any amendment or modification that reduces or limits the provisions relating to the exculpation or indemnification of directors or officers of the Company or any amendment or modification of the certificate of incorporation of the Company that creates any securities of the Company which (x) would impair or render substantially more cumbersome the rights of the Buyers under this Agreement or the Buy/Sell Agreement, or (y) provides for the payment of cash dividends or mandatory redemption, in each case, prior to the third anniversary of the Closing Date; provided, that for so long as the Buyers have the right to nominate any director to the Board as provided in Section 5.02, any amendment or modification of the certificate of incorporation or by-laws of the Company that changes the number of directors on the Board (other than any amendment or modification to effectuate the provisions of Section 5.02(b) or 5.02(c)) shall be deemed automatically to so adversely affect the rights of the Buyers;

                              (vi) (1) any material transaction (provided,  that
               any transaction involving an amount, or obligations, equal to or exceeding $1,000,000 shall be deemed to be per se material) between the Company or any Subsidiary, on the one hand, and any Stockholder or any Affiliate of a Stockholder, on the other hand, that is on terms materially less favorable than those that might have been reasonably obtained in a comparable transaction at such time from a Person which is not an Affiliate; provided, that HWH shall be required to give at least 15 days advance notice of any transaction between HWH or any of its Affiliates (other than TheCampusHub.com, Inc., a Delaware corporation ("TheCampusHub.com")), on the one hand, and the Company and any Subsidiary, on the other hand, or (2) any material transaction between the Company or any Subsidiary, on the one hand, and TheCampusHub.com, on the other hand, including but not limited to, (i) the making of any loan to TheCampusHub.com, or (ii) the making of any equity investment in TheCampusHub.com (including but not limited to pursuant to the exercise of any rights to purchase additional shares of capital stock of TheCampusHub.com pursuant to the Equity Option Agreement described on Schedule
               3.19 to the Stock Purchase Agreement), provided, that the performance by the Company under the agreements set forth on
               Schedule 3.19 to the Stock Purchase Agreement in substantially the manner being currently performed shall not require the consent of the Buyers, and provided, further, however, that the Company shall not be permitted to amend or modify such agreements between the Company and TheCampusHub.com without the consent of the Buyers;

                              (vii) any  voluntary  liquidation  of the  Company
               (except any such liquidation, dissolution, merger or consolidation of the Company in connection with (x) the disposition of any assets of the Company or any Subsidiary, or
               (y) the acquisition by the Company of the assets or business of any other Person, subject, in either case, to the consent rights in clause (i) of Section 5.05(a), if applicable);

                              (viii) the issuance of any options to acquire shares of Common Stock pursuant to the Option Plans (x) which would cause the number of shares of Common Stock issuable under options issued pursuant to the Option Plans to exceed the sum of
               (A) 7.5% of the issued and outstanding shares of Common Stock (on a fully-diluted, as converted basis), plus (B) the total number of shares of Common Stock issuable under options permitted to be issued under the Option Plans as of the date hereof, or (y) with an exercise price less than the fair market value of the shares of Common Stock issuable thereunder as determined by the Board;

                              (ix) the sale of all or  substantially  all of the
               assets of the Company, unless upon the prompt distribution of the proceeds of such sale, the Buyers would receive gross proceeds per Share in an amount at least equal to the minimum amount required for the exercise by HWH of its rights under Section 3.01(a) or 3.01(b), as the case may be, subject to any escrow permitted under such Section; or

                              (x) the  declaration  or payment of any  dividends
               on, or the redemption of, any securities of, the Company (other than the declaration and payment of dividends pro rata on the outstanding shares of Common Stock), or the issuance of any securities of the Company which would impair or render substantially more cumbersome the rights of the Buyers under the Buy/Sell Agreement.

               (b) The Buyer's consent rights described in (x) clauses (i),
(ii), (iii) and (x) of Section 5.05(a) shall, subject to Section 8.01(b), terminate on the third anniversary of the Closing Date, (y) all clauses of
Section 5.05(a) (except clause (vi)) shall terminate if the Buyers cease to own, in the aggregate, at least 10% of the issued and outstanding Shares, and (z) all clauses of Section 5.05(a) shall terminate on the date the Buyers cease to own, in the aggregate, any Shares, or as otherwise contemplated by Section 8.01(b).

               5.06 Information Rights.

               (a) The Buyers shall be entitled to receive, so long as the Buyers have the right to nominate any director to the Board as provided in
Section 5.02, copies of all documents delivered to the Board.

               (b) The Buyers shall be entitled to receive, so long as the Buyers own, in the aggregate at least 5% of the issued and outstanding Shares, copies of all reports and other filings filed by the Company with the Commission pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, whether the Company is required by applicable law to file any such reports or other filings thereunder or files such reports or other filings as required by the holders of the debt issued under any Indenture (which shall be provided to the Buyers as soon as practicable after the filing of the same with the Commission), except that, if the Company does not file any such reports or other filings thereunder, the Buyers shall be entitled to receive, so long as the Buyers own, in the aggregate at least 5% of the issued and outstanding Shares, and the MSD Stockholder shall be entitled to receive, copies of annual audited consolidated financial statements of the Company and the Subsidiaries (which shall be provided to the Buyers and the MSD Stockholder within 90 days after the end of each fiscal year of the Company), and quarterly unaudited consolidated financial statements of the Company and the Subsidiaries (which shall be provided to the Buyers and the MSD Stockholder within 45 days after the end of the first three fiscal quarters of the Company).

               (c) The Buyers shall be entitled to receive, so long as the Buyers own, in the aggregate, at least 10% of the issued and outstanding Shares, such other information relating to the Company or any Subsidiary as any Buyer may reasonably request which is readily available or does not require the Company to incur any unreasonable cost or expense to obtain or make available to such Buyer; provided, that in connection with the anticipated delivery of a Buy/Sell Initiation Notice under the Buy/Sell Agreement, the Buyers and their prospective lenders and financial parties shall be entitled to conduct a due diligence investigation of reasonable and customary scope.

               5.07 Notice of Offer. If HWH or the Company receives a bona fide offer from a third party relating to the acquisition of all of the outstanding shares of capital stock, or all or substantially all of the assets, of the Company, which HWH intends to pursue, HWH shall promptly, and in any event at least 30 days prior to the consummation of such transaction, give written notice thereof to the Buyers, which notice shall set forth (a) the identity of the third party offeror, and (b) a summary of the material terms and conditions of such offer. The Buyers shall keep confidential the information contained in any such notice. In addition, from the date of receipt of such notice until the earlier of (i) any public announcement or release of such offer, or (ii) receipt by the Buyers of notice from HWH of HWH's decision not to pursue such offer, the Buyers shall not acquire or dispose of any beneficial ownership of any publicly traded securities of the Company or the Principal Subsidiary, including debt securities issued under the Indentures, except in accordance with the terms of
Section 1.05 or Articles II and III and all applicable securities laws.

                                   ARTICLE VI

                            STOCK CERTIFICATE LEGEND

               6.01 General. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares shall, at the option of the Company, for as long as this Agreement is effective, bear a legend as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS CERTIFICATE HAS BECOME EFFECTIVE UNDER SUCH ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE

               NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

               THE SALE, GRANT, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE, GRANT OF A SECURITY INTEREST IN OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF JULY 1, 2003, AMONG THE COMPANY, HWH CAPITAL PARTNERS, L.P., HWH CORNHUSKER PARTNERS, L.P., WESTON PRESIDIO CAPITAL III, L.P., WESTON PRESIDIO CAPITAL IV, L.P., WPC ENTREPRENEUR FUND, L.P., WPC ENTREPRENEUR FUND II, L.P., AND THE OTHER STOCKHOLDERS PARTY THERETO, AS AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE.

                                   ARTICLE VII

                                   DEFINITIONS

               7.01  Certain  Definitions.   As  used  in  this  Agreement,  the
following terms have the following meanings, unless the context otherwise requires:

               "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

               "Buy/Sell Agreement" means the Amended and Restated Buy/Sell Agreement, dated as of even date herewith, by and among HWH, the Buyers and the other stockholders listed on the signature pages thereto.

               "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

               "Competitor" means, as of any date, (a) any Person (other than the Company or any of its Affiliates) (i) that directly or indirectly derived in excess of $5,000,000 in gross revenues during any of the immediately preceding three fiscal years of such Person from the college bookstore industry, or (ii) which is a party to a material judicial proceeding pending against the Company or any of its Affiliates, or (b) any Person that is entitled, directly or indirectly, whether through ownership of stock, contract or otherwise, to elect a majority of the board of directors or similar governing body of, or otherwise directly or indirectly controls or is controlled by or is under direct or indirect common control with, any Person described in clause (a). The definition of "Competitor" shall specifically exclude any Person that would otherwise be a Competitor as the result of a passive, indirect investment in an investment fund or similar entity; provided, that any Transfer of Shares to such Person shall not have a competitively adverse effect upon the Company.

               "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

               "Equity Securities" means any security exercisable for, or convertible or exchangeable into, shares of Common Stock.

               "Indentures" means (i) the 8.75% senior subordinated notes of the Principal Subsidiary due 2008, issued under the Indenture, dated as of February 13, 1998, between the Principal Subsidiary and The Bank of New York, as successor, and (ii) the 10.75% senior discount debentures of the Company due 2009, issued under the Indenture, dated as of February 13, 1998, between the Company and The Bank of New York, as successor.

               "Option Plans" means (i) the NBC Acquisition Corp. 1998 Performance Stock Option Plan, as amended, (ii) the NBC Acquisition Corp. 1998 Stock Option Plan, as amended, and (iii) any successor option plans of the Company.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental body.

               "Principal Subsidiary" means Nebraska Book Company, Inc., a Kansas corporation.

               "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of even date herewith, by and among the Company, HWH, the Buyers and MSD.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Shares" means, with respect to each Stockholder, MSD Stockholder and Management Stockholder, all shares of Common Stock whether now owned or hereafter acquired, by such Stockholder, MSD Stockholder or Management Stockholder.

               "Stockholders" means (i) HWH Capital, (ii) HWH Cornhusker, (iii) Buyer 1, (iv) Buyer 2, (v) Buyer 3, (vi) Buyer 4, and (vii) any permitted transferee of HWH or the Buyers, to whom Shares are transferred in accordance with Section 1.02 or 1.03; and the term "Stockholder" shall mean any of the foregoing Persons, but shall expressly exclude the MSD Stockholder and the Management Stockholders.

               "Subsidiary" means the Principal Subsidiary and any other Person, of which at least a majority of the securities or interests having by the terms thereof, ordinary voting power to elect at least a majority of the board of directors or other similar governing body of such Person, that is directly or indirectly owned or controlled by the Company or by any one or more of the Subsidiaries or by the Company and any one or more of the Subsidiaries.

               7.02 Other Defined Terms. The following capitalized terms are defined in the following Sections of this Agreement:


Term                                                                  Section
----                                                                  -------
Agreement........................................................    Preamble
Board............................................................    5.01
Buyer(s).........................................................    Preamble
Buyer 1..........................................................    Preamble
Buyer 2..........................................................    Preamble
Buyer 3..........................................................    Preamble
Buyer 4..........................................................    Preamble
CHUB.............................................................    Recital B
Closing Date.....................................................    1.02
Company..........................................................    Preamble
Common Stock.....................................................    Recital A
Drag-Along Amount................................................    3.02
Drag-Along Notice................................................    3.02
Drag-Along Right.................................................    3.02
Dragged-Along Sellers............................................    3.02
HWH..............................................................    Preamble
HWH Capital......................................................    Preamble
HWH Cornhusker...................................................    Preamble
Management Stockholder(s)........................................    Preamble
Merger...........................................................    Recital B
Merger Agreement.................................................    Recital B
MSD Stockholder..................................................    Preamble
NBC..............................................................    Recital B
Notice Period....................................................    2.04
Offered Shares...................................................    4.01

Original Stockholders Agreement..................................    Recital A
Other Securities or Debt.........................................    4.01
Preemptive Notice................................................    4.01
Preemptive Right.................................................    4.01
Qualifying Consideration.........................................    3.01(a)
Required Merger..................................................    3.05
Selling Stockholder..............................................    2.01
Selling Stockholder's Offered Shares.............................    2.01
Stock Purchase Agreement.........................................    Recital A
Tag-Along Notice.................................................    2.02
Tag-Along Right..................................................    2.01
TheCampusHub.com.................................................    5.05(v)(i)
Third Party Offer................................................    2.01
Third Party Offeror..............................................    2.01
Transfer.........................................................    1.01

               7.03 HWH/Buyers. Any action or decision to be made or any right exercisable by HWH under this Agreement, including any consent to be given hereunder, any amendment of this Agreement or any waiver of any provision of this Agreement, shall be made by holders of a majority-in-interest of the Shares owned by HWH and its permitted transferees under the Stockholders Agreement and shall be binding on HWH and all such permitted transferees. Any action or decision to be made or any right exercisable by the Buyers under this Agreement, including any consent to be given hereunder, any amendment of this Agreement or any waiver of any provision of this Agreement, shall be made by holders of a majority-in-interest of the Shares owned by the Buyers and their permitted transferees and shall be binding on the Buyers and all such permitted transferees.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               8.01 Termination.

               This Agreement shall terminate upon the earlier of the following to occur:

               (a) the mutual consent of the Buyers and HWH to terminate this Agreement; and

               (b) the later of (i) the third anniversary of the Closing Date or
(ii) the consummation of a public offering of the shares of Common Stock pursuant to an underwritten public offering resulting in aggregate cash proceeds to the Company of at least $50,000,000 (provided, however, that Section 5.02 shall survive a termination under this clause (b) for so long as the Buyers own sufficient Shares to be entitled to nominate at least one director under Section 5.02).

               8.02 Confidentiality.

               (a) Each party undertakes that it shall not reveal to any third party any confidential or proprietary information concerning the organization, business, finance, transactions or affairs (i) of the Company or the Subsidiary (as defined in the Stock Purchase Agreement) without the prior written consent of the other parties, or (ii) of any Stockholder, MSD Stockholder or Management Stockholder or Affiliate thereof without the prior written consent of such Stockholder, MSD Stockholder or Management Stockholder.

               (b) The provisions of Section 8.02(a) shall not apply to:

                              (i) information that is publicly available (except
               by virtue of a breach of this Agreement);

                              (ii) a disclosure to legal, financial or professional advisors, auditors or bankers of any party on a need-to-know basis, provided that each such Person is informed of the confidential nature of such information and agrees to treat such information confidential; or

                              (iii) a disclosure  to a  regulatory  authority or
               which the disclosing party reasonably believes it is required to make under the rules of any stock exchange or by applicable laws or governmental regulations or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement.

               8.03 By-law Amendments. So long as the Buyers own, in the aggregate, (i) at least 10% of the issued and outstanding Shares, neither HWH nor the Buyers shall cause or permit an amendment to Article I, Section 1.2 of the by-laws of the Company and (ii) at least 16% of the issued and outstanding Shares, neither HWH nor the Buyers shall cause or permit an amendment to Article II, Section 2.5 of the by-laws of the Company.

               8.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by a nationally recognized courier service or by first class mail, postage prepaid. Any such notice shall be deemed given when delivered personally or if sent by facsimile, at the time of receipt of a legible copy thereof or, if sent by nationally recognized courier service, two days after the date of deposit with the courier service, or if by first class mail, three days after the date of deposit in the mail, and shall be sent as follows:

                      (a) if to the Buyers:

                                 Weston Presidio Capital
                                 200 Clarendon Street, 50th Floor
                                 Boston, MA 02116
                                 Attention: Mark L. Bono
                                 Facsimile No.:  (617) 988-2515

                                 with copies to:

                                 Weston Presidio Capital
                                 Pier 1, Bay 2
                                 San Francisco, CA 94111
                                 Attention:  Therese A. Mrozek
                                 Facsimile No.:  (415) 398-0990

                                 and

                                 Bingham McCutchen LLP
                                 150 Federal Street
                                 Boston, MA 02110
                                 Attention:  Johan V. Brigham, Esq.
                                 Facsimile No.:  (617) 951-8736

                      (b) if to the Company or HWH:

                                 HWH Capital Partners, L.P.
                                 c/o Haas Wheat & Partners, L.P.
                                 300 Crescent Court - Suite 1700
                                 Dallas, TX  75201
                                 Attention: Robert B. Haas,
                                            Douglas D. Wheat, and Wyche Walton
                                 Facsimile No.:  (214) 871-8364, and
                                                   (214) 871-8357

                                 with a copy to:

                                 Paul, Weiss, Rifkind, Wharton & Garrison LLP
                                 1285 Avenue of the Americas
                                 New York, NY 10019-6064
                                 Attention:  Robert M. Hirsh, Esq.
                                 Facsimile No.:  (212) 757-3990

                      (c) if to the MSD Stockholder:

                                 MSD Ventures, L.P.
                                 645 5th Avenue
                                 21st Floor
                                 New York, NY  10022
                                 Attention: Marc R. Lisker, General Counsel
                                 Facsimile No.: (212) 303-1772

                                 with a copy to:

                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA 02110
                                 Fax: 617-248-7100
                                 Attention: Steven Browne
                                 Facsimile No.: (617) 248-7100

                                 and

                      (d) if to any Management Stockholder, to his address as recorded in the books of the Company.

Any party may by notice given in accordance with this Section 8.04 to the other parties designate another address, facsimile number or Person for receipt of notices hereunder.

               8.05 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights of the parties hereunder are not assignable.

               8.06 No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.

               8.07 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               8.08 Amendment and Waiver. Any provision of this Agreement may be amended or waived only in writing signed by each of HWH, the Buyers and the Company; provided, that if any proposed amendment or waiver would have a materially adverse effect with respect to the rights, preferences or privileges of the MSD Stockholder in a disproportionate manner with respect to the rights, preferences and privileges of the other similarly situated parties to this Agreement, the consent of the MSD Stockholder shall be required. No waiver of any provision hereunder or any breach or default hereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

               8.09 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

               8.10 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

               8.11 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

               8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

               8.13 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in any state or federal court in the State of New York located in New York County and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

               8.14 Waiver of Jury. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

               8.15 Specific Performance. The parties hereto intend that, without limiting any other remedies of such parties hereunder, each of the parties shall have the right to obtain specific performance if any other party hereto fails to perform such party's obligations hereunder.

               8.16 Complete Agreement. This Agreement contains the complete agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               8.17 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                HWH CAPITAL PARTNERS, L.P.

                                By: HWH, L.P., its general partner
                                    By:  HWH Incorporated, its general
                                         partner


                                         By: /s/ Douglas D. Wheat
                                             ------------------------------
                                             Name:  Douglas D. Wheat
                                             Title: President


                                HWH CORNHUSKER PARTNERS, L.P.

                                By: HWH Cornhusker, L.P., its general partner
                                    By:  HWH Cornhusker Incorporated,
                                         its general partner


                                         By: /s/ Douglas D. Wheat
                                             ------------------------------
                                             Name:  Douglas D. Wheat
                                             Title: President


                                WESTON PRESIDIO CAPITAL III, L.P.

                                By: Weston Presidio Capital
                                    Management III, LLC


                                         By: /s/ Mark L. Bono
                                             ------------------------------
                                             Name:  Mark L. Bono
                                             Title: Authorized Signatory


                               WESTON PRESIDIO CAPITAL IV, L.P.

                               By: Weston Presidio Capital Management IV, LLC


                                          By: /s/ Mark L. Bono
                                             ------------------------------
                                             Name:  Mark L. Bono
                                             Title: Authorized Signatory

                               WPC ENTREPRENEUR FUND, L.P.

                               By: Weston Presidio Capital Management III, LLC


                                         By: /s/ Mark L. Bono
                                             ------------------------------
                                             Name:  Mark L. Bono
                                             Title: Authorized Signatory


                              WPC ENTREPRENEUR FUND II, L.P.

                              By: Weston Presidio Capital Management IV, LLC


                                         By: /s/ Mark L. Bono
                                             ------------------------------
                                             Name:  Mark L. Bono
                                             Title: Authorized Signatory


                              NBC ACQUISITION CORP.


                                         By:/s/ Mark W. Oppegard
                                            ---------------------------------
                                            Name:  Mark W. Oppegard
                                            Title: President

                                    MSD VENTURES, L.P.

                                    By: DRT CAPITAL, L.L.C., its general partner


                                    By:  /s/ Marc R. Lisker
                                        ---------------------------------------
                                        Name: Marc R. Lisker
                                        Title: General Counsel


The Management Stockholders are parties to this Amended and Restated Stockholders Agreement as a result of their being signatories to the Original Stockholders Agreement.

                                   SCHEDULE A
                             Management Stockholders

Mark W. Oppegard
Larry R. Rempe
Thomas A. Hoff
Kenneth F. Jirovsky
William H. Allen
Ardean A. Arndt
Barry S. Major
Alan G. Siemek
Michael J. Kelly



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